Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 20-F of Hudson Capital Inc. for each of the three years in the period ended December 31, 2021, of our report dated April 29, 2022, included in its Registration Statement on Form S-4 (File No. 333-250044-01) dated November 12, 2020, Form S-4/A (File No. 333-250044-01) dated December 31, 2020, Form S-4/A (File No. 333-250044-01) dated February 8, 2021, Form S-4/A (File No. 333-250044-01) dated May 18, 2021, Form S-4/A (File No. 333-250044-01) dated June 22, 2021, Form S-4/A (File No. 333-250044-01) dated August 4, 2021, Form S-4/A (File No. 333-250044-01) dated September 1, 2021, Form S-4/A (File No. 333-250044-01) dated October 1, 2021, Form S-4/A (File No. 333-250044-01) dated November 5, 2021, Form S-1 (File No. 333- 253126-01) dated February 16, 2021, Form F-3 (File No. 333-233408) dated August 22, 2019， F-3/A (File No, 333-233408) dated September 11, 2019 and Form S-8 (File No. 33-225674) dated June 15, 2018 relating to the consolidated financial statements for each of the three years in the period ended December 31, 2021.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong, China

April 29, 2022

PCAOB ID: 2769